Exhibit 99.1

Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contacts:
Robert Wahlman, CFO 610-743-8074
Bob Ramsey, Director of Investor Relations and Strategic Planning 484-926-7118

Customers Bancorp Expects Certain Notable
Third Quarter 2017 Charges Related to Change
in BankMobile Strategy and Religare Impairment

Wyomissing, PA – October 23, 2017 – Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (collectively, "Customers"), expects that earnings for the third quarter of 2017, which will be announced on October 25, 2017 after the market closes, will be affected by Customers' previously-announced strategic decision to spin-off its BankMobile business directly to Customers' shareholders, to be followed by a merger of BankMobile into Flagship Community Bank, rather than sell the BankMobile business directly to a third party.  In addition, further declines in the market value of Customers' investment in Religare Enterprises, Ltd. ("Religare") will also affect Customers' third quarter 2017 reported earnings.  Customers estimates third quarter 2017 earnings will be approximately $4.1 million ($0.13 per diluted share), or $19.7 million (a non-GAAP measure) after adjustment for the notable charges ($0.61 per diluted share).
"After pursuing a BankMobile sale strategy for nearly a year, and considering several alternatives, we have concluded that our shareholders' best interests are served by our shareholders receiving an equity interest in the future BankMobile business through a spin-off/merger transaction.  The change in our BankMobile disposition strategy has the unfortunate effect of reducing third quarter 2017 earnings by $0.32, but the spin-off/merger strategy still makes financial sense overall," said Jay Sidhu, Chairman and CEO of Customers.  "The additional impairment of our equity investment in Religare of $8.3 million reduces our recorded investment in this company to $2.3 million, down from our initial investment of $22.5 million," continued Mr. Sidhu.  "While Customers' exposure to future losses from our Religare investment has been significantly reduced, we deeply regret that this investment did not yield the benefits we anticipated when we made this strategic investment in 2013.  Strategically reducing our assets further reduced our third quarter earnings," concluded Mr. Sidhu.

Included in the third quarter 2017 earnings are the following notable items:
•	$10.4 million after tax ($0.32 per diluted share) reduction in earnings resulting from the change in BankMobile disposition strategy.

o	$4.2 million pre-tax ($0.08 per diluted share) reduction for catch-up depreciation and amortization of BankMobile expenses for the period it was classified as held for sale.
o
$7.7 million after tax ($0.24 per diluted share) reduction comprised of a $4.6 million reversal of the previously recognized deferred tax asset, and a $3.1 million benefit Customers is unable to recognize in the third quarter, associated with the past and current period impairment of the Religare equity investment.  The strategic shift to the tax free spin-off/merger disposition strategy for BankMobile does not generate the capital gains necessary to support recognition of the tax benefit from the capital losses generated by the Religare equity security impairments.

•	$8.3 million pre-tax ($0.16 per diluted share) impairment charge on the Religare equity investment.

o
The impairment charge recognizes the September 30, 2017 end of day traded price for Religare's common shares and reduces Customers' recorded investment in Religare to $2.3 million as of September 30, 2017.

Generally accepted accounting principles require that assets, liabilities and earnings associated with a business to be disposed of through a spin-off/merger transaction not be reported as discontinued operations until execution of the spin-off/merger transaction.  Accordingly, the BankMobile business assets, liabilities and net loss will not be reported separately as held for sale or discontinued operations in the third quarter 2017 earnings release.  Customers will continue reporting the Community Business Banking and BankMobile segment results.  Customers anticipates the Community Business Banking segment to report earnings of approximately $11.0 million ($0.34 per diluted share) before adjustment for the notable items described above, and $24.0 million ($0.74 per diluted share) after adjustment for the notable items (a non-GAAP measure).  The third quarter 2017 results for the Community Business Banking segment include a pre-tax gain on sale of investment securities of $5.3 million ($0.10 per diluted share).  Customers anticipates the BankMobile segment to report a net loss of approximately $6.9 million ($0.21 per diluted share), and $4.3 million ($0.13 per diluted share) after adjustment for the notable items (a non-GAAP measure).

Customers ended the quarter with $10.5 billion in total assets, stable asset quality trends, and stronger capital.  Customers expects to strategically reduce assets below $10 billion at December 31, 2017 in order to eliminate the risk of not receiving full interchange fees by qualifying for the Durbin Amendment to the Dodd Frank legislation small issuer exemption for 2018, in the event the spin-off/merger transaction is not closed prior to July 1, 2018.  Total loans outstanding as of September 30, 2017 were $9.2 billion, an increase of 9.0% from September 30, 2016.  Deposits as of September 30, 2017 totaled $7.6 billion, an increase of 2.8% from September 30, 2016.

Customers believes that the non-GAAP measurements disclosed within this press release are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions.  These non-GAAP financial measures exclude from the corresponding GAAP amounts the impact of certain elements that we do not believe are representative of our financial results, which we believe enhance an overall understanding of our performance.  Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.  Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.

The following table presents reconciliations of GAAP to non-GAAP measures disclosed within this press release.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
(amounts in thousands, except per share amounts)

Net Income to Common Shareholders Adjusted for Notable Items:

	Three Months Ended September 30, 2017
	Pre-tax	After-tax	Diluted EPS
GAAP net income available to common shareholders	$22,653	$4,139	$0.13
Adjustments for change in BankMobile strategy:
Catch-up depreciation/amortization on BankMobile assets	4,220	2,648	0.08
Loss of deferred tax asset for Religare impairment - prior periods	-	4,613	0.14
Loss of deferred tax asset for Religare impairment - current period	-	3,110	0.10
Sub-total	$4,220	$10,371	$0.32
Religare impairment - current period (excluding loss of deferred tax asset considered above)	8,349	5,239	0.16
Adjusted net income available to common shareholders	$35,222	$19,749	$0.61

Segment Results Adjusted for Notable Items:
	Three Months Ended September 30, 2017
	Community Business Banking	BankMobile	Consolidated
GAAP net income (loss) available to common shareholders	$11,047	$(6,908)	$4,139
Adjustments for change in BankMobile strategy:
Catch-up depreciation/amortization on BankMobile assets	-	2,648	2,648
Loss of deferred tax asset for Religare impairment - prior periods	4,613	-	4,613
Loss of deferred tax asset for Religare impairment - current period	3,110	-	3,110
Religare impairment - current period (excluding loss of deferred tax asset considered above)	5,239	-	5,239
Adjusted net income (loss) available to common shareholders	$24,009	$(4,260)	$19,749

Diluted EPS before adjustment for notable items	$0.34	$(0.21)	$0.13
Diluted EPS after adjustment for notable items	$0.74	$(0.13)	$0.61

Average common shares outstanding - diluted			32,513

Management will discuss its third quarter 2017 financial results on its earnings conference call on Wednesday, October 25, 2017 at 5:00 PM EDT.  The Company expects to provide fourth quarter 2017 and 2018 guidance at that time.

Conference Call
Date:	Wednesday, October 25, 2017
Time:	5:00 PM EDT
US Dial-in:	800-243-6403
International Dial-in:	719-325-2220
Participant Code:	247666

Please dial in at least 10 minutes before the start of the call to ensure timely participation. Slides accompanying the presentation will be available on Customers' website at http://customersbank.com/investor_relations.php prior to the call.  A playback of the call will be available beginning October 25, 2017 at 8:00PM EDT until 8:00PM EST on November 24, 2017. To listen, call within the United States 888-203-1112 or 719-457-0820 when calling internationally.   Please use the replay pin number 8954747.
Institutional Background
Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank.  Customers Bank is a community-based, full-service bank with assets of approximately $10.5 billion that was named by Forbes magazine as the 35th Best Bank in America (there are over 6,200 banks in the United States).  A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey.  Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers' homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.
Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI.  Additional information about Customers Bancorp, Inc. can be found on the Company's website, www.customersbank.com.

"Safe Harbor" Statement
In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers' BankMobile business with the acquired Disbursements business, the implementation of Customers Bancorp, Inc.'s strategy regarding BankMobile, the possibility that the anticipated purchase agreement between Customers Bancorp, Inc. and related entities and Flagship Community Bank may not be executed, the possibility of events, changes or other circumstances occurring or existing that could result in the planned spin-off and merger of BankMobile not being completed, the possibility that the planned spin-off and merger of BankMobile may be more expensive to complete than anticipated, the possibility that the expected benefits of the planned transactions to Customers and its shareholders may not be achieved, the possibility of Customers incurring liabilities relating to the disposition of BankMobile, the possible effects on Customers' results of operations if the planned spin-off and merger of BankMobile are not completed in a timely fashion or at all, or that Customers' assets which are now in excess of $10 billion are not reduced to below $10 billion as of December 31, 2017 also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements.  Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2016, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.